SCHEDULE 14C
(Rule 14c-101)
Information Required in Information Statement

Schedule 14C Information

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No.     )

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MassMutual Institutional Funds
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MASSMUTUAL INSTITUTIONAL FUNDS
(the “Trust”)
1295 State Street
Springfield, MA 01111

MassMutual Focused Value Fund
(the “Fund”)

INFORMATION STATEMENT
February 26, 2001

                  The Trustees of MassMutual Institutional Funds (the “ Trustees”) are distributing this Information Statement in connection with the approval of a new Investment Sub-Advisory Agreement for the Fund (the Fund’s “New Sub-Advisory Agreement”) between Massachusetts Mutual Life Insurance Company (in its capacity as investment adviser to the Fund, the “Adviser”) and Harris Associates L.P. (the “Sub-Adviser”). This Information Statement explains why the Investment Sub-Advisory Agreement in effect for the Fund prior to the Closing Date, as defined below (the “Prior Sub-Advisory Agreement”), terminated and why the Trustees approved the New Sub-Advisory Agreement, as well as to describe generally the terms of the New Sub-Advisory Agreement. Except for the dates of the agreements, the proposed New Sub-Advisory Agreement is identical to the Prior Sub-Advisory Agreement. This Information Statement is being delivered to shareholders of record as of February 16, 2001 on or about February 26, 2001.

                  As required by federal securities laws, the Fund is distributing this Information Statement solely for your information in connection with action to be taken by Massachusetts Mutual Life Insurance Company (in its capacity as the sole shareholder of the Fund, the “Sole Shareholder”). The Sole Shareholder anticipates approving the New Sub-Advisory Agreement by written consent on the date that is 20 days following the date of this Information Statement, or as soon thereafter as practicable. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Termination of the Prior Sub-Advisory Agreement/Approval of the New Sub-Advisory Agreement

                  The Fund’s Prior Sub-Advisory Agreement terminated when the Sub-Adviser’s parent company, Nvest Companies, L.P. (“Nvest”), was acquired by a new parent company, CDC IXIS Asset Management (“CDC AM”) on October 30, 2000 (the “Closing Date”). A federal law, the Investment Company Act of 1940, as amended (the “Investment Company Act”), provides generally that the advisory agreements of mutual funds, including sub-advisory agreements such as the Prior Sub-Advisory Agreement, automatically terminate in the event of an “ assignment,” as that term is defined in the Investment Company Act. The Investment Company Act defines “assignment” to include, in general, transactions in which there is a significant change in the ownership of an investment adviser, including a sub-adviser such as the Sub-Adviser, or its parent company (such as the acquisition of Nvest by CDC AM). The terms of the Prior Sub-Advisory Agreement also stipulate that it terminates in the event of its assignment, as defined in the Investment Company Act. In general, a mutual fund cannot enter into a new advisory agreement, including a sub-advisory agreement such as the New Sub-Advisory Agreement, unless the shareholders of that fund vote to approve that agreement.

                   At a meeting of the Trustees on August 7, 2000, the Trustees approved an Interim Investment Sub-Advisory Agreement between the Adviser and the Sub-Adviser (the “Interim Sub-Advisory Agreement”) pursuant to Rule 15a-4 under the Investment Company Act. In general, Rule 15a-4 allows a fund to operate under an interim advisory agreement during the period between the termination of a prior advisory agreement and the date on which the requisite shareholder approval is obtained for a new advisory agreement. The material terms of the Interim Sub-Advisory Agreement are identical to the terms of both the Prior Sub-Advisory Agreement and the New Sub-Advisory Agreement, except for certain provisions in the Interim Sub-Advisory Agreement as required by Rule 15a-4.

                  At their meeting on August 7, 2000, the Trustees also approved the New Sub-Advisory Agreement and recommended that the Sole Shareholder approve the New Sub-Advisory Agreement. On the Closing Date, the Prior Sub-Advisory Agreement terminated, as described previously, and the Interim Sub-Advisory Agreement became effective. The Interim Sub-Advisory Agreement may not have a term of more than 150 days after the Closing Date and thus will expire on the earlier of (i) 150 days from the Closing Date or (ii) the date on which the New Sub-Advisory Agreement is approved by a “majority” of the Fund’s outstanding voting securities (as such term is defined in the Investment Company Act). Approval of the New Sub-Advisory Agreement by the Sole Shareholder is expected to occur on the date that is 20 days following the date of this Information Statement, or as soon thereafter as practicable. Upon such shareholder approval of the New Sub-Advisory Agreement, the Interim Sub-Advisory Agreement will terminate pursuant to its terms, and the New Sub-Advisory Agreement will become effective.

                  As described below, the Trustees carefully considered the matter and concluded that it was appropriate for the Fund to enter into the New Sub-Advisory Agreement so that the Sub-Adviser could continue to manage the Fund on the same terms as were in effect prior to the acquisition of Nvest by CDC AM.

                  No change in the sub-advisory fee rate paid by the Adviser to the Sub-Adviser with respect to the Fund is being proposed.

Description of the New Sub-Advisory Agreement

                  The New Sub-Advisory Agreement is identical to the Prior Sub-Advisory Agreement except for the dates of the Agreements. Appendix A to this Information Statement sets forth information about the Prior Sub-Advisory Agreement, including the date of the Prior Sub-Advisory Agreement and the advisory fee rate payable under both the New Sub-Advisory Agreement and the Prior Sub-Advisory Agreement. Appendix B to this Information Statement contains the form of the New Sub-Advisory Agreement. While the next several paragraphs briefly summarize some important provisions of the New Sub-Advisory Agreement, you should read Appendixes A and B for a complete understanding of the New Sub-Advisory Agreement.

                  Like the Prior Sub-Advisory Agreement, the New Sub-Advisory Agreement essentially provides that the Sub-Adviser, under the Trustees’ and the Adviser’s supervision, will, among other things, (1) provide investment advice and recommendations to the Fund with respect to the Fund’s investments, investment policies and the purchase, sale or other distribution of securities and other investments, (2) arrange for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund and (3) provide reports regarding the foregoing to the Trustees at each Board meeting.

                   Like the Prior Sub-Advisory Agreement, the New Sub-Advisory Agreement provides that the Sub-Adviser will not be liable to the Fund or its shareholders, except in the event of the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the New Sub-Advisory Agreement.

Basis for the Trustees’ Recommendation

                  As indicated previously, at a meeting held on August 7, 2000, the Trustees approved the New Sub-Advisory Agreement. In coming to this recommendation, the Trustees considered a wide range of information of the type they regularly consider when determining whether to continue a fund’s sub-advisory agreement as in effect from year to year. The Trustees considered information about, among other things:

•	the Sub-Adviser and its personnel (including particularly those personnel with responsibilities for providing services to the Fund), resources and investment process;

•	the terms of the relevant advisory agreement (in this case, the New Sub-Advisory Agreement);

•	the scope and quality of the services that the Sub-Adviser has been providing to the Fund;

•	the investment performance of the Fund and of similar funds sub-advised by other sub-advisers;

•
the advisory fee rates payable to the Sub-Adviser by the Adviser and by other funds and client accounts managed or sub-advised by the Sub-Adviser, and payable by similar funds managed by other advisers (Appendix C to this Information Statement contains information regarding the fee schedules of other funds managed or sub-advised by the Sub-Adviser that have investment objectives similar to those of the Fund);

•	the total expense ratios of the Fund and of similar funds managed by other advisers; and

•
the Sub-Adviser’s practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for the Fund, and the brokers’ and dealers’ provision of brokerage and research services to the Sub-Adviser (see “Certain Brokerage Matters” below for more information about these matters).

                  In addition to reviewing these kinds of information, which the Trustees regularly consider on an annual or more frequent basis, the Trustees gave particular consideration to matters relating to the possible effects on the Sub-Adviser and the Fund of the acquisition of Nvest by CDC AM. Among other things, the Trustees considered:

•	the stated intention of Nvest and CDC AM that the Sub-Adviser will continue to have a high degree of managerial autonomy from its parent organizations and from other subsidiaries of Nvest;

•	the stated intention of Nvest, CDC AM and the Sub-Adviser that the acquisition will not change the investment approach or process used by the Sub-Adviser in managing the Fund;

•
representations of senior executives of the Sub-Adviser and the portfolio managers of the Fund that they have no intention of terminating their employment with the Sub-Adviser as a result of CDC AM’s acquisition of Nvest, and representations of the Sub-Adviser, Nvest and CDC AM that they have no intention of terminating the employment of these executives or portfolio managers as a result of the acquisition;

•	certain actions taken by CDC AM, Nvest and the Sub-Adviser to help retain and provide incentives to key personnel of Nvest and the Sub-Adviser; and

•	the general reputation and the financial resources of CDC AM and its parent organizations.

                  After carefully considering the information summarized above, the Trustees, including the Trustees who are not “interested persons” of the Trust, the Adviser or the Sub-Adviser (as such term is defined in the Investment Company Act), unanimously voted to approve the New Sub-Advisory Agreement for the Fund.

Information About the Ownership of the Sub-Adviser and the CDC AM/Nvest Transaction

                  The following description concerning the ownership of the Sub-Adviser and the CDC AM/Nvest Transaction was provided to the Trust by the Sub-Adviser and by Nvest.

                  The Sub-Adviser is a limited partnership that has one general partner, Harris Associates, Inc. (the “Sub-Adviser General Partner”). Robert M. Levy is the principal executive officer of the Sub-Adviser. The principal occupation of Mr. Levy is his position with the Sub-Adviser. The address of the Sub-Adviser, the Sub-Adviser General Partner and Mr. Levy is Two North LaSalle Street, Chicago, IL 60602. Prior to the Closing Date, the Sub-Adviser General Partner was a direct wholly-owned subsidiary of Nvest Holdings, Inc. (“Nvest Holdings”), and Nvest Holdings was a direct wholly-owned subsidiary of Nvest. Prior to the Closing Date, Nvest’s managing general partner was Nvest Corporation, a direct wholly-owned subsidiary of MetLife New England Holdings, Inc. Prior to the Closing Date, MetLife New England Holdings, Inc. was a direct wholly-owned subsidiary of Metropolitan Life Insurance Company (“MetLife”). MetLife was a wholly-owned subsidiary of MetLife, Inc., a publicly traded company listed on the New York Stock Exchange. Nvest Corporation was also the sole general partner of Nvest, L.P., Nvest’s advising general partner. Prior to being acquired by CDC AM, Nvest, L.P. was a publicly traded company listed on the New York Stock Exchange. In addition to owning Nvest Corporation, MetLife owned, directly or indirectly, approximately a 47% limited partnership interest in Nvest. Nvest, L.P. owned approximately 15% of Nvest. (These percentages, which are as of September 30, 2000, do not reflect the various unvested, unexercised options, described below, held by personnel of Nvest and of its affiliates, including the Sub-Adviser, to acquire limited partnership units of Nvest, L.P.)

                  On the Closing Date, Nvest, Nvest, L.P. and CDC AM and certain of their affiliates consummated the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) dated June 16, 2000 by and among Nvest, Nvest, L.P., CDC AM and certain of their affiliates. Pursuant to the Merger Agreement, Nvest and Nvest, L.P. became wholly-owned subsidiaries of CDC AM. CDC AM acquired all of the outstanding units of partnership interest in both Nvest and Nvest, L.P. at a price of $40 per unit. The aggregate price payable by CDC AM to acquire all of the units of Nvest was approximately $1.26 billion, and the aggregate price payable by CDC AM to acquire all of the units of Nvest, L.P. was approximately $639 million.

                   On the Closing Date, Nvest Corporation ceased to be the managing general partner of Nvest and the general partner of Nvest, L.P., and MetLife ceased to own any partnership interest in Nvest. The address of Nvest, Nvest Corporation, Nvest Holdings and Nvest, L.P. is 399 Boylston Street, Boston, Massachusetts 02116. The address of MetLife New England Holdings, Inc., MetLife and MetLife, Inc. is One Madison Avenue, New York, New York 10010.

                  CDC AM is 60% owned by CDC IXIS, a wholly-owned subsidiary of Caisse des Depots et Consignations (“CDC”). Founded in 1816, CDC is a major diversified financial institution with a strong global presence in the banking, insurance, investment banking, asset management and global custody industries. In addition to its 60% direct ownership of CDC AM through CDC IXIS, CDC owns 40% of CNP Assurances, the leading French insurance company, which itself owns 20% of CDC AM. CDC also owns 35% of Caisse Nationale des Caisses d’Epargne, which is an organization representing an affiliation of CDC and the French Government-owned savings bank network, the largest banking organization in France, and which also owns 20% of CDC AM. CDC is 100% owned by the French state. The main place of business of CDC AM is 7, Place des Cinq Martyrs du Lycée Buffon, 75015 Paris, France. The registered address of CDC IXIS is 56, Rue de Lille, 75007 Paris, France. The registered address of CDC is 56, Rue de Lille, 75007 Paris, France. The registered address of CNP Assurances is 4, Place Raoul Dautry, 75015 Paris, France. The registered address of Caisse National des Caisses d’Epargne is 5, Rue Masseran, 75007 Paris, France.

                  Various personnel of Nvest and of its affiliates, including the Sub-Adviser, were previously granted options to purchase limited partnership units of Nvest, L.P. These options vested and became fully exercisable immediately before CDC AM’s acquisition of Nvest and Nvest, L.P. Each option was converted into the right to receive cash from Nvest in an amount equal to the difference between the option’s exercise price and the transaction price of $40 per unit.

Certain Brokerage Matters

                  In their consideration of the New Sub-Advisory Agreement, the Trustees took account of the Sub-Adviser’s practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for the Fund, and the brokers’ and dealers’ provision of brokerage and research services to the Sub-Adviser. The Sub-Adviser has informed the Trustees that it does not expect to change these practices as a result of CDC AM’s acquisition of Nvest. The following summary of these practices was provided to the Trust by the Sub-Adviser :

PROCEDURES FOR SOFT-DOLLAR ARRANGEMENTS

                  The Sub-Adviser allocates brokerage to certain brokers to pay for research and brokerage services and products that those brokers provide to the Sub-Adviser. Allocating brokerage, i.e., using clients’ commission dollars, to purchase services and products that benefit the Sub-Adviser is called a soft-dollar arrangement. The Securities and Exchange Commission (“SEC”) permits soft-dollar arrangements provided that certain requirements are satisfied.

REQUIREMENTS

•	Only brokerage and research products and services may be obtained with client commission dollars.

•	Only the Sub-Adviser (no other firm or person) may use the products and services for which clients of the Sub-Adviser paid commissions.

•	A value must be placed on the product or service, and the soft-dollar allocations must be reasonably based on that determined value.

•	The broker must provide the service even if the product or service is produced by a third party.

•	Best execution must be obtained in all transactions with brokers who provide research products or services.

•	No trading may be done solely to satisfy soft-dollar obligations.

•	Agency transactions involving securities (not over-the-counter equity or debt securities transactions) must be used to satisfy soft-dollar obligations.

•	Disclosure of brokerage allocation practices must be made.

DEFINITIONS

                  Brokerage products or services are: a product or service that is used by the Sub-Adviser to (1) aid in effecting securities transactions, (2) aid in performing functions incidental to securities transactions or (3) aid in performing functions that are required by applicable self-regulatory organizations in connection with securities transactions. Examples include: order desks and CRT screens, links to current markets such as ILX, and clearance, settlement and custody services. 1

                  Research products or services are: a product or service that is used by the Sub-Adviser to aid in its investment decision-making process. Research includes: (1) any advice, whether written or verbal, whether supplied in hard copy or via computer, regarding the value of securities, the advisability of investing in, purchasing or selling securities and the availability of securities or purchasers or sellers of securities. Examples include: seminars, informal conversations with brokers, Value Line, and market quotation data, such as, the Nasdaq, AMEX and NYSE bid, ask data. Research also includes: (2) any analyses and reports, whether verbal or written, regarding issuers, industries, securities, economic factors and trends (including political factors that may have an impact on securities markets), portfolio strategy, and the performance of accounts. Examples include: broker generated written reports, such as, research bulletins and publications like The Wall Street Journal.

                  Third-party products and services are those products and services that are provided by a broker, such as, Boston Institutional, but produced by a third-party.

                  Proprietary products and services are: unsolicited advice, reports and analyses produced and general access to businesses and business information provided by brokers, themselves, and general access to brokers.

1  The definitions and examples of brokerage and research services and products which may be purchased with commission dollars are based on a review by the Sub-Adviser’s legal department of Section 28(e) of the Securities Exchange Act of 1934, as amended, Securities Exchange Act Release No. 23170, the Market 2000 report prepared by the SEC and numerous other commentaries on soft-dollar arrangements.

                   Mixed use products are products which may be used for several functions within the firm. A computer, for example, may be used both to obtain research and to do office accounting. The portion of the cost of the computer that represents the percentage of time that the computer is used for research may be purchased with commission dollars. Therefore, if a computer is used one-third of the time for research, then one-third of the cost of the computer may be purchased from the broker-provider with commission dollars.

APPROVAL AND EVALUATION

                  Approval and evaluation of all research and brokerage products or services by designated Sub-Adviser personnel is necessary prior to allocating brokerage to pay for those products or services.

Third-party products and services

•	Evaluators of the product or service are: The Director of Research or the Director of International Equities.

•
Factors considered in approving and evaluating products and services include: the need for the product or service based on the Sub-Adviser’s own expertise in investment management, analysis and research, the hard dollar costs of the product or service, the identity and number of users of the product or service and the availability of the product or service from other sources.

•	Written documentation via Approval Form is required if the product or service is approved. If a contract is involved, see below for requirements.

Approval Form—(1) describes the third-party research product or service to be received, (2) identifies the third-party producer of the product or service, (3) identifies the broker who is to receive the soft-dollar payment, (4) identifies the users of the product or service, (5) states the hard dollar cost of the product or service, if available, (6) states the soft dollar to hard dollar ratio, (7) states the portion of the cost of the service that is to be soft-dollared, (8) indicates whether there is a written contract with the third-party producer and/or the soft-dollar broker, and (9) briefly describes the soft-dollar arrangement and is signed by the Director of Research or the Director of International Equities. The Form is filed and maintained by the compliance department.

Contracts—(1) describe the research to be received, (2) identify the broker who is to receive the soft-dollar payment and/or the third-party producer of the service or product, (3) state the hard dollar costs, if available and (4) state the legal responsibility of the broker to pay for the research product or service. Contracts are filed in the “soft-dollar” binder maintained by the legal department.

Proprietary Research

•
Evaluators (Domestic) of proprietary research are the members of the Analysts’ Committee. The Committee meets initially in January, and thereafter, monthly, to evaluate and approve arrangements and to allocate brokerage to brokers who provide proprietary research products and services.

•
Evaluators (International) are the Director of International Equities and two senior analysts/portfolio managers. The Director and portfolio managers review and evaluate international proprietary research and make soft-dollar allocations quarterly for the international department.

•	Factors considered are the same as above except that there are no hard dollar costs for the research.

ALLOCATION

                  As described above, the evaluators allocate brokerage to the broker/providers based on their determined soft-dollar value of the product or service.

                  The brokerage allocations are memorialized in Brokerage Allocation Memoranda which are maintained by the Analysts’ Committee Administrator (Domestic) and the Director of International Equities. The Memoranda are distributed to the traders and to the compliance department for reference.

TRADING AND BEST EXECUTION

                  Trading for the sole purpose of paying for soft-dollared products or services is not permitted. Unless a client directs otherwise, best execution ability is the sole criterion for traders’ choice of brokers for client transactions.

•	The traders decide with which brokers to trade.

•
Factors considered in deciding best execution ability of a broker include: the availability of the merchandise to the broker, price, commission, execution capability, past promptness and accuracy in executing orders and the value of research and brokerage services provided to the Sub-Adviser.

•
Guidance regarding the value of research and brokerage services is provided to the trading desk monthly or quarterly by the Analysts’ Committee and the International Department via the internal Brokerage Allocation Memoranda.

DISCLOSURE

                  Disclosure of the Sub-Adviser’s brokerage allocation practices is made in its Form ADV, its Advisory Agreements and The Oakmark Family of Funds’ Statement of Additional Information. Additional disclosure is made upon client request.

MONITORING

                  The Soft-dollar Review Committee annually reviews the soft-dollar procedures and practices of Sub-Adviser.

•	Committee members are the Director of Research, the Director of International Equities, the General Counsel and the Director of Compliance and Broker-Dealer Operations or their designees.

•
During the Annual review of the soft-dollar arrangements, the Committee: (1) determines with regard to third-party soft-dollar arrangements, whether each arrangement should be continued, renewed or cancelled and whether the soft-dollar cost of the product or service is still appropriate; the decision regarding the arrangement is noted on the appropriate Approval Form maintained in the “Soft-dollar” binder; (2) determines whether appropriate transactions are being used to pay for soft-dollar arrangements and (3) reviews Sub-Adviser disclosure documents, including the Form ADV, Advisory Agreements and Statement of Additional Information, to determine if disclosure remains adequate.

* * * * * * * *

                  The Sub-Adviser may cause portfolio transactions for the Fund to be executed by Harris Associates Securities L.P., a brokerage firm that is affiliated with the Sub-Adviser since the Sub-Adviser is a limited partner of it. The Fund pays brokerage commissions to this brokerage firm for executing these portfolio transactions.

Other Information

                  Adviser’s Address.  The address of the Adviser is 1295 State Street, Springfield, Massachusetts 01111.

                  Principal Underwriter, Administrator and Sub-Administrator .  The address of the Fund’s principal underwriter, MML Distributors, LLC, is 1414 Main Street, Springfield, Massachusetts 01144. MML Distributors, LLC is an indirect, majority-owned subsidiary of the Adviser. The Adviser serves as the administrator of the Fund. Investors Bank & Trust Company, which is located at 200 Clarendon Street, 16th Floor, Boston, MA 02116, serves as the sub-administrator of the Fund.

                  Annual and Semi-Annual Reports.  The Trust has previously sent its Annual and Semi-Annual Reports to its shareholders. You can obtain a copy of these Reports without charge by writing to the Trust at 1295 State Street, Springfield, Massachusetts 01111 or by calling 888-309-3539.

                  Outstanding Shares and Sole Shareholder.   Appendix D to this Information Statement lists the total number of shares outstanding as of December 31, 2000 for each class of the Fund’s shares entitled to vote. Shares of the Fund are primarily offered to institutional investors through institutional distribution channels, such as employer-sponsored retirement plans or through broker-dealers, financial institutions or insurance companies. Purchasers of shares of the Fund must have an agreement with the Adviser or an affiliate of the Adviser to purchase shares of the Fund.

                  WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Appendix A

Information Regarding Prior Sub-Advisory Agreement

Name of Fund	Sub-Advisory Fee Rate Schedule	Date of Prior Sub-Advisory Agreement	Description of Trustee Action Regarding Prior Sub-Advisory Agreement Since Beginning of Fund’s Last Fiscal Year	Date of Last Submission of Prior Sub-Advisory Agreement for Shareholder Approval and Reason for Submission

MassMutual Focused Value Fund	.50% on the first $100 million of Aggregate Assets* .45% on the next $400 million of Aggregate Assets* .40% on Aggregate Assets* in excess of $500 million	May 1, 2000	Approved in Feb. 2000	Date of last submission: May 1, 2000 Reason for submission: Approval by the sole shareholder in connection with the initial capitalization of the Fund

* As defined in the Prior Sub-Advisory Agreement and in the New Sub-Advisory Agreement.

Appendix B

INVESTMENT SUB-ADVISORY AGREEMENT

This Investment Sub-Advisory Agreement (this “Sub-Advisory Agreement”), is by and between Harris Associates L.P. (the “Sub-Adviser”) and Massachusetts Mutual Life Insurance Company, a mutual life insurance company organized under the laws of the Commonwealth of Massachusetts (“MassMutual”), for the MassMutual Focused Value Fund (the “Fund”), a series of MassMutual Institutional Funds (the “Trust”), a Massachusetts business trust which is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940, as amended (the “Act”), effective as of                         , 2001.

WHEREAS, the Trust has appointed MassMutual as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement (the “Advisory Agreement”);

WHEREAS, the Advisory Agreement provides that MassMutual may, at its option, subject to approval by the Trustees of the Trust and, to the extent necessary, the shareholders of the Fund, appoint a sub-adviser to assume certain responsibilities and obligations of MassMutual under the Advisory Agreement;

WHEREAS, MassMutual and the Sub-Adviser are investment advisers registered with the Commission as such under the Investment Advisers Act of 1940, as amended (the “ Advisers Act”); and

WHEREAS, MassMutual desires to appoint the Sub-Adviser as its sub-adviser for the Fund and the Sub-Adviser is willing to act in such capacity upon the terms herein set forth;

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, MassMutual, the Fund and the Sub-Adviser, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                General Provision.

                  (a)  MassMutual hereby employs the Sub-Adviser and the Sub-Adviser hereby undertakes to act as the investment sub-adviser of the Fund to provide investment advice and to perform for the Fund such other duties and functions as are hereinafter set forth. The Sub-Adviser shall, in all matters, give to the Fund and the Trust’s Board of Trustees, directly or through MassMutual, the benefit of the Sub-Adviser’s best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to ensure the Fund conforms to:

(i)	the provisions of the Act and any rules or regulations thereunder;

(ii)	any other applicable provisions of state or federal law;

(iii)	the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust, as amended from time to time (collectively referred to as the “Trust Documents”);

(iv)	policies and determinations of the Board of Trustees of the Trust and MassMutual;

(v)
the fundamental and non-fundamental policies and investment restrictions of the Fund as reflected in the Trust’s registration statement under the Act or as such policies may, from time to time, be amended by the Fund’s shareholders; and

(vi)	the Prospectus and Statement of Additional Information of the Fund in effect from time to time (collectively referred to as the “Disclosure Documents”).

                  (b)  The appropriate officers and employees of the Sub-Adviser shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Trust and MassMutual with respect to any matter dealing with the business and affairs of the Fund, such as the valuation of portfolio securities of the Fund, including but not limited to securities that are either not registered for public sale or securities not traded on any securities market.

2.               Duties of the Sub-Adviser.

                  (a)  The Sub-Adviser shall, subject to the direction and control by the Trust’s Board of Trustees or MassMutual, to the extent MassMutual’s direction is not inconsistent with that of the Board of Trustees, (i) regularly provide investment advice and recommendations to the Fund, directly or through MassMutual, with respect to the Fund’s investments, investment policies and the purchase, sale or other disposition of securities and other investments; (ii) supervise and monitor continuously the investment program of the Fund and the composition of its portfolio and determine what securities or other investments shall be purchased or sold by the Fund; (iii) arrange, subject to the provisions of Section 5 hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund; (iv) provide reports on the foregoing to the Board of Trustees at each Board meeting; and (v) undertake to do anything incidental to the foregoing to facilitate the performance of the Sub-Adviser’s obligations hereunder, including voting or exercising any consent rights with respect to such securities or investments.

                  (b)  The Sub-Adviser shall provide to MassMutual such reports for the Fund, and in such time frames, as MassMutual shall reasonably request or as required by applicable law or regulation.

                  (c)  Provided that none of MassMutual, the Fund or the Trust shall be required to pay any compensation other than as provided by the terms of this Sub-Advisory Agreement and subject to the provisions of Section 5 hereof, the Sub-Adviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

                  (d)  Provided that nothing herein shall be deemed to protect the Sub-Adviser from acts or omissions in breach of this Sub-Advisory Agreement or from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard to its obligations and duties under this Sub-Advisory Agreement, the Sub-Adviser shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Sub-Advisory Agreement relates.

                  (e)  The Sub-Adviser shall make all material disclosures to MassMutual and the Fund regarding itself and its partners, officers, directors, shareholders, employees, affiliates or any person who controls any of the foregoing, including, but not limited to, information regarding any change in control in the Sub-Adviser or any change in its key personnel, information regarding any material adverse change in the condition (financial or otherwise) of the Sub-Adviser or any person who controls the Sub-Adviser, information regarding the investment performance and general investment methods of the Sub-Adviser, its principals and affiliates, information that MassMutual reasonably deems material to the Fund or necessary to enable MassMutual to monitor the performance of the Sub-Adviser and information that is required, in the reasonable judgment of MassMutual, to be disclosed in any filings required by any governmental agency or by any applicable law, regulation, rule or order.

                  (f)  The Sub-Adviser shall provide MassMutual with any information in the Sub-Adviser’s possession reasonably necessary for supervising the activities of its personnel, including professional, administrative and clerical personnel, including the compilation and maintenance of such records with respect to the Fund’s operations as may reasonably be required.

                  (g)  The Sub-Adviser shall provide MassMutual, upon reasonable prior written request by MassMutual to the Sub-Adviser, with access to inspect at the Sub-Adviser’s office the books and records of the Sub-Adviser relating to the Fund and the Sub-Adviser’s performance hereunder and such other books and records of the Sub-Adviser as are reasonably necessary to confirm that the Sub-Adviser has complied with its obligations and duties under this Sub-Advisory Agreement.

3.               Other Activities.

                  (a)  Nothing in this Sub-Advisory Agreement shall prevent MassMutual or the Sub-Adviser or any officer thereof from acting as investment adviser or sub-adviser for any other person, firm, corporation or other entity and shall not in any way limit or restrict MassMutual or the Sub-Adviser or any of their respective directors, officers, members, stockholders, partners or employees from buying, selling, or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities are in compliance with U.S. federal and state securities laws, regulations and rules and will not adversely affect or otherwise impair the performance by any party of its duties and obligations under this Sub-Advisory Agreement.

                  (b)  The Sub-Adviser agrees that it will not knowingly or deliberately favor any other account managed or controlled by it or any of its principals or affiliates over the Fund. The Sub-Adviser, upon reasonable request and receipt of adequate assurances of confidentiality, shall provide MassMutual with an explanation of the differences, if any, in performance between the Fund and any other account with investment objectives and policies similar to the Fund for which the Sub-Adviser, or any one of its principals or affiliates, acts as investment adviser. To the extent that a particular investment is suitable for both the Fund and the Sub-Adviser’s other clients, such investment will be allocated among the Fund and such other clients on such basis as Sub-Adviser determines to be reasonable, including a determination that some clients may not purchase or sell the investment.

4.                 Compensation of the Sub-Adviser.

MassMutual agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee paid quarterly, in arrears, at the following rate: an annual rate of .50% on the first $100 million of Aggregate Assets; .45% on the next $400 million of Aggregate Assets; and .40% on Aggregate Assets in excess of $500 million. For the purposes of this Sub-Advisory Agreement, “Aggregate Assets” shall mean the aggregate of (i) the average daily net assets of the Fund determined at the close of the New York Stock Exchange on each day that the Exchange is open for trading, and (ii) the average daily net assets of all other funds or accounts of MassMutual or its affiliates, including other funds registered under the Act, for which the Sub-Adviser provides investment advisory services, and which have substantially the same investment objectives, policies and investment strategies, determined at the close of the Exchange on each day that the Exchange is open for trading. MassMutual shall pay the Sub-Adviser such fee not later than the tenth (10th) business day immediately following the end of each calendar quarter. Aggregate Assets for which the Sub-Adviser provides investment advisory services shall mean only equity securities and securities convertible into equity securities, but shall not include cash or cash equivalents amounting to 5% or less of the Fund’s net assets (and do not include the Sub-Adviser’s proprietary mutual funds or insurance trusts which are purchased by the Fund or by MassMutual registered or unregistered separate investment accounts); provided that Aggregate Assets shall include cash and cash equivalents to the extent such investments exceed 5% of the Fund’s net assets.

5.               Portfolio Transactions and Brokerage.

                  (a)  The Sub-Adviser is authorized, in arranging the purchase and sale of the Fund’s publicly-traded portfolio securities, to employ or deal with such members of securities exchanges, brokers or dealers (hereinafter “broker-dealers”), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the best execution (prompt and reliable execution at the most favorable security price obtainable) of the Fund’s portfolio transactions. MassMutual shall provide the Sub-Adviser with copies of all applicable procedures adopted by the Fund’s trustees which determine when an affiliate of the Sub-Adviser may effect portfolio transactions.

                  (b)  The Sub-Adviser may effect the purchase and sale of securities (which are otherwise publicly traded) in private transactions on such terms and conditions as are customary in such transactions, may use a broker to effect such transactions, and may enter into a contract in which the broker acts either as principal or as agent.

                  (c)  The Sub-Adviser shall select broker-dealers to effect the Fund’s portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Sub-Adviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund’s portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer’s apparent familiarity with sources from or to whom particular securities might be purchased or sold; other matters involved in the receipt of brokerage and research services in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund; and such other considerations as the Board of Trustees of the Trust or MassMutual determine and provide to the Sub-Adviser from time to time. Subject to the foregoing, the Sub-Adviser may also consider sales of shares of the Fund, or may consider or follow the recommendations of MassMutual that take such sales into account, as factors in the selection of broker-dealers to effect the Fund’s portfolio transactions. Notwithstanding the above, nothing herein shall require the Sub-Adviser to use a broker-dealer which provides research services or to use a particular broker-dealer which MassMutual has recommended.

6.         Representations And Warranties of The Sub-Adviser.

The Sub-Adviser hereby represents and warrants to the Fund and MassMutual that:

                  (a)  The Sub-Adviser has obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform its obligations under this Sub-Advisory Agreement and to act as contemplated by the Trust Documents and the Disclosure Documents, including without limitation registration as an investment adviser under the Advisers Act, and will maintain and renew any required licenses, registrations, approvals and memberships during the term of this Sub-Advisory Agreement.

                  (b)  There is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which the Sub-Adviser or any of its principals or affiliates is a party, or to which any of the assets of the Sub-Adviser is subject, which reasonably might be expected to (i) result in any material adverse change in the Sub-Adviser’s condition (financial or otherwise), business or prospects, (ii) affect adversely in any material respect any of the Sub-Adviser’s assets, (iii) materially impair the Sub-Adviser’s ability to discharge its obligations under this Sub-Advisory Agreement, or (iv) result in a matter which would require an amendment to the Sub-Adviser’s Form ADV, Part II; and the Sub-Adviser has not received any notice of an investigation by the Securities and Exchange Commission or any state regarding U.S. federal or state securities laws, regulations or rules.

                  (c)  All references in the Disclosure Documents concerning the Sub-Adviser and its affiliates and the controlling persons, affiliates, stockholders, directors, officers and employees of any of the foregoing are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

                  (d)  Subject to adequate assurances of confidentiality, the Sub-Adviser has supplied to, or made available for review by, MassMutual (and if requested by MassMutual to its designated auditor) all documents, statements, agreements and workpapers reasonably requested by it relating to accounts covered by the Sub-Adviser’s performance results and which are in the Sub-Adviser’s possession or to which it has access.

The foregoing representations and warranties shall be continuing during the term of this Sub-Advisory Agreement.

7.                Covenants of the Sub-Adviser.

                  (a)  If at any time during the term of this Sub-Advisory Agreement, the Sub-Adviser discovers any fact or omission, or any event or change of circumstances occurs, which would make the Sub-Adviser’s representations and warranties in Section 6 inaccurate or incomplete in any material respect, or which might render the Disclosure Documents untrue or misleading in any material respect, the Sub-Adviser will provide prompt written notification to the Fund and MassMutual of any such fact, omission, event or change of circumstances, and the facts related thereto.

                  (b)  The Sub-Adviser agrees that, during the term of this Sub-Advisory Agreement, and for so long as investment in the Fund is being offered for sale, it will provide the Fund and the Sub-Adviser with updated information relating to the Sub-Adviser’s performance results as reasonably required from time to time by the Fund and MassMutual. The Sub-Adviser shall use its best efforts to provide such information within a reasonable period of time after the end of the month to which such updated information relates and the information is available to it.

8.               Confidentiality.

All information and advice furnished by one party to the other party (including their respective agents, employees and representatives) hereunder shall be treated as confidential and shall not be disclosed to third parties, except as may be necessary to comply with applicable laws, rules and regulations, subpoenas or court orders.

9.               Duration.

Unless terminated earlier pursuant to Section 10 hereof, this Sub-Advisory Agreement shall remain in effect for a period of two years from the date hereof. Thereafter it shall continue in effect from year to year, unless terminated pursuant to Section 10 hereof, so long as such continuance shall be approved at least annually by the Trust’s Board of Trustees, including the vote of the majority of the Trustees of the Trust who are not parties to this Sub-Advisory Agreement or “interested persons” (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a “majority” (as defined in the Act) of the outstanding voting securities of the Fund.

10.              Termination.

                  (a)  This Sub-Advisory Agreement shall terminate automatically upon its unauthorized assignment (within the meaning of the Act), the termination of the Advisory Agreement or the dissolution of the Fund.

                  (b)  The Sub-Advisory Agreement may be terminated by MassMutual or the Board of Trustees of the Trust: (i) by written notice to the Sub-Adviser with immediate effect, if the Sub-Adviser’s registration under the Adviser’s Act is suspended, terminated, lapsed or not renewed; (ii) by written notice to the Sub-Adviser with immediate effect, if the Sub-Adviser is bankrupt or insolvent, seeks an arrangement with creditors, is dissolved or terminated or ceases to exist; (iii) by written notice to the Sub-Adviser with immediate effect, if MassMutual determines in good faith, for any reason, that such termination is appropriate for the protection of the Fund, including without limitation a good faith determination by MassMutual or the Board of Trustees of the Trust that the Sub-Adviser has breached an obligation or duty under this Sub-Advisory Agreement; or (iv) in their sole discretion, without penalty, upon ninety days prior written notice to Sub-Adviser. This Sub-Advisory Agreement also may be terminated at any time, without penalty, by the vote of the holders of a “majority” of the outstanding voting securities of the Fund (as defined in the Act).

                  (c)  The Sub-Advisory Agreement may be terminated by the Sub-Adviser, without penalty at any time, upon ninety days’ prior written notice, to MassMutual and the Trust.

11.              Indemnification.

                  (a)  In any action in which MassMutual or the Fund or any of its or their controlling persons, or any shareholders, partners, directors, officers and/or employees of any of the foregoing, are parties, the Sub-Adviser agrees to indemnify and hold harmless the foregoing persons against any loss, claim, damage, charge, liability or expense (including, without limitation, reasonable attorneys’ and accountants’ fees) to which such persons may become subject, insofar as such loss, claim, damage, charge, liability or expense arises out of or is based upon any demands, claims, liabilities, expenses, lawsuits, actions or proceedings relating to this Sub-Advisory Agreement or to the advisory services for the account of the Fund provided by the Sub-Adviser, provided that the loss, claim, damage, liability, cost or expense related to, was based upon, or arose out of an act or omission of the Sub-Adviser, its shareholders, or any of its partners, officers, directors, employees, agents, affiliates or controlling persons constituting willful misfeasance, bad faith, gross negligence, fraud, willful misconduct, a material breach of this Sub-Advisory Agreement, or a violation of applicable federal or state securities laws, rules and regulations.

                  (b)  In any action in which the Sub-Adviser or any of its controlling persons, or any shareholders, partners, directors, officers and/or employees of any of the foregoing, are parties, MassMutual agrees to indemnify and hold harmless the foregoing persons against any loss, claim, settlement, damage, charge, liability or expense (including, without limitation, reasonable attorneys’ and accountants’ fees) to which such persons may become subject, insofar as such loss, claim, settlement, damage, charge, liability or expense arises out of or is based upon any demands, claims, liabilities, expenses, lawsuits, actions or proceedings relating to this Sub-Advisory Agreement, the advisory services for the account of the Fund provided by the Sub-Adviser, the operation of the Fund or the contents of the Disclosure Documents, provided that the loss, claim, damage, liability, cost or expense did not relate to, or was not based upon, or did not arise out of an act or omission of the Sub-Adviser, its shareholders, or any of its partners, officers, directors, employees, agents, affiliates or controlling persons constituting willful misfeasance, bad faith, gross negligence, fraud, willful misconduct, a material breach of this Sub-Advisory Agreement, or a violation of applicable federal or state securities laws, rules and regulations.

                  (c)  Promptly after receipt by an indemnified party under this Section 11 of notice of any claim or dispute or commencement of any action or litigation, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 11 except to the extent, if any, that such failure or delay prejudiced the other party in defending against the claim. In case any such claim, dispute, action or litigation is brought or asserted against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel specially approved in writing by such indemnified party, such approval not to be unreasonably withheld, following notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof; in which event, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but shall continue to be liable to the indemnified party in all other respects as heretofore set forth in this Section 11. Notwithstanding any other provisions of this Section 11, if, in any claim, dispute, action or litigation as to which indemnity is or may be available, any indemnified party reasonably determines that its interests are or may be, in whole or in part, adverse to the interests of the indemnifying party, the indemnified party may retain its own counsel, with the choice of counsel subject to the consent of the indemnifying party (which consent shall not be withheld unreasonably), in connection with such claim, dispute, action or litigation and shall continue to be indemnified by the indemnifying party for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim, dispute, action or litigation.

12.             Disclaimer of Shareholder Liability.

MassMutual and the Sub-Adviser understand that the obligations of the Trust under this Sub-Advisory Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust’s property. MassMutual and the Sub-Adviser represent that each has notice of the provisions of the Trust Documents disclaiming shareholder and Trustee liability for acts or obligations of the Trust.

13.              Notice.

Any notice under this Sub-Advisory Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party, with a copy to the Trust, at the addresses below or such other address as such other party may designate for the receipt of such notice.

If to MassMutual:
Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111
Attention: Vernon J. Meyer,
Vice President

If to the Sub-Adviser:
Harris Associates L.P.
2 North LaSalle Street
Chicago, IL 60602
Attention: Anita Nagler,
Chief Operating Officer

With a copy to:
Harris Associates L.P.
2 North LaSalle Street
Chicago, IL 60602
Attention: Kristi Roswell,
Chief Financial Officer

If to either MassMutual or the Sub-Adviser, copies to:

MassMutual Institutional Funds
1295 State Street
Springfield, MA 01111
Attention: Thomas M. Kinzler,
Vice President and Secretary

14.             No Assignment.

No assignment (within the meaning of the Act) of this Sub-Advisory Agreement may be made without the express written consent of all parties hereto.

15.              Amendments to this Sub-Advisory Agreement.

This Sub-Advisory Agreement may be amended only by a written instrument approved in writing by all parties hereto.

16.              Governing Law.

This Sub-Advisory Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to principles of conflict of laws.

17.              Survival.

The provisions of this Sub-Advisory Agreement shall survive the termination or other expiration of this Sub-Advisory Agreement with respect to any matter arising while this Sub-Advisory Agreement was in effect.

18.              Successors.

This Sub-Advisory Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

19.              Entire Agreement.

This Sub-Advisory Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding on the parties hereto.

20.              No Waiver.

No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

21.              Severability.

If any one or more provisions in this Sub-Advisory Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision of this Sub-Advisory Agreement, but this Sub-Advisory Agreement shall be construed so as to effectuate the intent of the parties hereto as nearly as possible without giving effect to such invalid, illegal or unenforceable provision had never been contained herein.

22.              Counterparts.

This Sub-Advisory Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Fund, MassMutual and the Sub-Adviser have caused this Sub-Advisory Agreement to be executed as of the day and year first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:
Name: Vernon J. Meyer
Title: Vice President

HARRIS ASSOCIATES L.P.

By:
Name:
Title:

ACKNOWLEDGED:

MASSMUTUAL INSTITUTIONAL FUNDS
on behalf of MassMutual Focused Value Fund

By:

Name: Thomas M. Kinzler
Title: Vice President and Secretary

Appendix C

Certain Other Mutual Funds Advised or Sub-Advised by the Sub-Adviser

                  The Sub-Adviser has provided the following information to the Trust regarding other funds for which the Sub-Adviser acts as investment adviser or sub-adviser.

Other Fund(s) with Similar Objectives to the MassMutual Focused Value Fund		Net Assets of Other Funds at September 30, 2000	Fee Rate [2]	Sub-Adviser’s Relationship to Other Fund (Adviser or Sub-Adviser)
1.	Oakmark Fund	$2,038,728,806.52	1.00% up to $2.5 billion .95% on next $1.25 billion .90% on next $1.25 billion .85% over $5 billion .80% over $10 billion	Adviser

2.	Oakmark Select	$1,778,736,473.84	1.00% up to $1 billion .95% on next $500 million .90% on next $500 million .85% on next $500 million .80% over $2.5 billion .75% over $5 billion	Adviser

3.	Oakmark Small Cap	$248,703,612.13	1.25% up to $1 billion 1.15% on next $500 million 1.10% on next $500 million 1.05% on next $500 million 1.00% over $2.5 billion	Adviser

4.	Oakmark Equity and Income	$54,935,837.26	.75%	Adviser

5.	Oakmark Global	$27,227,238.87	1.00%	Adviser

6.	Oakmark International	$782,513,965.71	1.00% up to $2.5 billion .95% on next $2.5 billion .90% over $5 billion	Adviser

7.	Oakmark International Small Cap	$90,345,782	1.25%	Adviser

8.	Harris Oakmark Large Cap Value	$44,840,266.50	.45% up to $100 million .40% on next $400 million .35% over $500 million	Sub-Adviser

9.	LPT	$6,743,258	.75% up to $25 million .60% on next $75 million .50% over $100 million	Sub-Adviser

	Other Fund(s) with Similar Objectives to the MassMutual Focused Value Fund	Net Assets of Other Funds at September 30, 2000	Fee Rate [2]	Sub-Adviser’s Relationship to Other Fund (Adviser or Sub-Adviser)
10.	Nvest Star Advisers	$222,445,400.81	.65% up to $50 million .60% on next $50 million .55% over $100 million	Sub-Adviser

11.	Nvest Star Worldwide Domestic	$52,927,078.30	.65% up to $50 million .60% on next $50 million .55% over $100 million	Sub-Adviser

12.	Harris Oakmark Mid Cap	$119,956,686.25	.45% up to $100 million .40% on next $400 million .35% over $500 million	Sub-Adviser

13.	Masters Select Value	$10,720,539.32	.65% up to $50 million .60% on next $50 million .55% over $100 million	Sub-Adviser

14.	Nvest Star Value	$50,405,323.27	.50% up to $100 million .45% over $100 million	Sub-Adviser

15.	Nvest Star Small Cap	$43,791,941.51	.70%	Sub-Adviser

16.	Masters’ Select International	$59,333,655.80	.65%	Sub-Adviser

17.	Nvest Star Worldwide International	$62,734,550.09	.65% up to $50 million .60% on next $50 million .55% over $100 million	Sub-Adviser

18.	Hillview Alpha Fund	$20,677,557.64	.75% on first $20 million .50% over $20 million	Sub-Adviser

19.	Hillview Alpha Fund— International	$5,412,491.36	.75% on first $25 million .70% on next $25 million .60% on next $50 million .50% on excess	Sub-Adviser

20.	Asahi Nvest Global Value Fund	$52,236,999.03	.60% of total net assets	Sub-Adviser

2  The Sub-Adviser has agreed to reimburse each of the following funds to the extent that annual expenses of a class of the fund exceed the following percentage of average net assets of that class: Oakmark Fund (1.50% for Class I, 1.75% for Class II); Oakmark Select (1.50% for Class I, 1.75% for Class II); Oakmark Small Cap (1.50% for Class I, 1.75% for Class II); Oakmark Equity and Income (1.00% for Class I, 1.25% for Class II); Oakmark International (2.00% for Class I, 2.25% for Class II); Oakmark International Small Cap (2.00% for Class I, 2.25% for Class II); and Oakmark Global (1.75% for Class I, 2.00% for Class II).

Appendix D

Shares Outstanding

                  For each class of the Fund’s shares, the number of shares outstanding as of December 31, 2000 was as follows:

MassMutual Focused Value Fund	Number of Shares Outstanding and Entitled to Vote Per Class
Class A	71,658.59
Class L	516,691.84
Class S	5,094,276.39
Class Y	47,692.13
Total	5,730,318.95

Ownership of Shares

                  As of December 31, 2000, the Trustees and officers of the Trust did not own any shares of the Fund. As of December 31, 2000, the Sole Shareholder owned of record 100% of each class of shares of the Fund, and therefore for certain purposes may be deemed to “control” the Fund, as that term is defined in the Investment Company Act.